Exhibit 99.1

Long Blockchain Corp. Enters into Definitive Agreement for Sale of its Beverage
Subsidiary Long Island Brand Beverages

Farmingdale, NY. September 20, 2019: Long Blockchain Corp. (OTCPink: LBCC) (“Long Blockchain” or the “Company”) announced today that it has entered into a definitive agreement for the sale of its wholly-owned beverage subsidiary, Long Island Brand Beverages LLC (“LIBB”), to ECC Ventures 2 Corp. (“ECC2”) (TSXV: ETWO.P). LIBB operates in the non-alcohol ready-to-drink segment of the beverage industry under its flagship brand ‘The Original Long Island Brand Iced Tea®’. ECC2 is a capital pool company listed on the TSX Venture Exchange.

“This transaction is a significant milestone for the Company, and following its close later this year, it will allow us to concentrate our efforts on our underlying loyalty operating business,” stated Andy Shape, CEO of Long Blockchain. “Our loyalty platform has experienced strong growth over the past year with new and existing customers, and we look forward to building on that progress through our partnership with Stran Promotional Solutions.”

Under the terms of the agreement, ECC2 will acquire 100% of LIBB. The transaction consideration payable to LBCC will consist of CAD$500,000 in cash and 3,666,667 newly-issued shares of ECC2, with the share consideration subject to a working capital adjustment.

ECC2 has engaged Canaccord Genuity Corp. to complete a brokered private placement of subscription receipts for minimum gross proceeds of CAD$2,000,000 through the issuance of subscription receipts at a price no less than CAD$0.50 per subscription receipt. The proceeds of the private placement will be held in escrow, pending the receipt of all applicable regulatory approvals and completing all matters and conditions relating to the LIBB sale transaction. Closing of the LIBB sale transaction is subject to a number of conditions, including completion of the private placement or another brokered financing with gross proceeds of $2,000,000, consent by the TSX Venture Exchange to the transaction and delivery of audited financials for LIBB. The Company presently anticipates that the closing of the transaction will occur at the beginning of the fourth quarter of 2019.

The LIBB sale transaction will be more fully described in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Forward Looking Statements:

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and its expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These also include statements relating to the anticipated consummation of the LIBB sale transaction and the benefits of the transaction to the Company. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include the risk that the conditions to the LIBB sale transaction will not be satisfied or waived, the Company’s ability to develop and commercialize new technologies, the Company’s history of losses and expectation of further losses, its ability to expand its operations into blockchain technologies, its ability to develop or acquire new brands, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described in the reports the Company files with the Securities and Exchange Commission, including but not limited to the discussions contained under the caption “Risk Factors.” When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

For further information:

Andy Shape

Long Blockchain Corp.

1-855-452-LBCC

info@longblockchain.com